EXHIBIT 10.1
                                SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this "Agreement") entered into as of the 23rd day of May, 2005 (the "Effective Date") by and among NOVA BIOGENETICS INC., a Delaware corporation, having an address of 8601 Dunwoody Place, Suite 338, Atlanta, GA 30350 ("Supplier"), __________*___________, a Delaware corporation, having an address of ______________________*______________________ ("Customer") and PALMER
HOLLAND, INC., an Ohio corporation, having an address of 25000 Country Club Blvd. Ste. 400, North Olmsted, OH 44070-5331 ("Distributor")

                                   WITNESSETH:

         WHEREAS, Supplier is the manufacturer of those products set forth on Exhibit A, attached hereto and by this reference made a part hereof (the "Products"); and

         WHEREAS, Supplier and Distributor wish to sell and Customer wishes to purchase the Products on the terms more fully set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DISTRIBUTION OF PRODUCTS: Supplier and Distributor agree to appoint Customer as the EXCLUSIVE Licensee within the Territory, as set forth on Exhibit A, of the Products in the __________*__________ industry with the right to resell the Products under Supplier's trademarks to customers and potential customers at premises located within the Territory, which customers and potential customers shall be end users of the Products engaged in business in the Market. In addition, Customer shall have the right to sell and package the Products as Customer branded products within the Territory. Customer shall have the right to sell Customer- branded products using Supplier's products as part of the formulation. Supplier and Distributor acknowledge and agree that Customer shall have the right distribute products outside of the Territory. In the event Supplier elects to grant an exclusive license to resell the Products in Latin America, Europe, Asia-Pacific or the Middle East regions, Customer shall have a right of first refusal on such exclusive license. The exclusive license to sell the Supplier technology by Customer shall pertain to an integral admixture product to the markets outlined in Paragraph 4, below. Customer shall have the non-exclusive right to sell the Product as surface-applied or in topical applications in all markets.

2. PRODUCTS: Supplier shall have the right to add or delete Products and to modify or improve the Products. Any addition or deletion shall take effect no later than 90 days after Supplier sends Customer written notice of such addition or deletion.

3. MARKET STUDIES: Customer shall provide Supplier and Distributor with a copy of the Customer Market studies prepared by Customer, at Customer's sole expense. Such Market studies shall also include Product purchase forecasts. The forecasts are non-binding, but shall represent Customer's best estimate based upon the then-current market knowledge. The estimated sales for North America are based on a calendar year from October 1, 2005 to October 31 of the following year and continuing for five consecutive years. Estimates for the following five years are as follows: Year 1: 700,000 pounds, Year 2; 1,500,000 pounds, Year 3; 3,000,000 pounds, Year 4; 4,500,000 pounds, Year 5; 7,000,000 Pounds.

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4. MARKET: For purposes of this Agreement, the term "Market" shall mean the
__________*__________ market within the Territory. The proposed specific targets are the following Market segments:

   a) __________*__________

5. PRICES: Supplier and Distributor will sell and Customer will purchase the Products at the prices set forth on Exhibit A to this Agreement for a period of five years, Subject to price increase discussion in the event manufacturer provides proof of an increase in raw materials however; in no event shall a price increase exceed the CPI Index on an annual basis .

6. TERM: Unless otherwise terminated in accordance with Section 16 below, the initial term of this Agreement shall be five years from the Effective Date (the "Initial Term"). After the Initial Term, this Agreement shall automatically be extended from year to year unless terminated by any party hereto with at least 90 days' prior written notice at any time after the Initial Term to the other parties.

7. SALES POLICIES AND PROCEDURES:

         (a) Customer and Distributor acknowledge the requirement for satisfactory notice of orders and shall submit orders for Products to Supplier for acceptance. Supplier and Distributor acknowledge the importance of on time delivery to Customer. All parties agree to negotiate terms of delivery and notice satisfactory to all companies.

         (b) All Product sales and returns shall be subject to Supplier's standard sales and return policies.

8. PAYMENT AND COMPENSATION TERMS:

         (a) Customer shall pay Distributor invoices within 30 days of receipt of invoice. Customer shall pay fees on past due invoices at a rate equal to the lesser of one and one-half percent per month or the highest rate permitted by law.

         (b) All expenses and costs incurred by Customer in the performance of the Agreement shall be for the account of Customer. Customer's sole compensation hereunder shall consist of the difference between the Customer purchase price paid to Distributor and the selling price received from its customer.

9. FREIGHT, TITLE AND TAXES: Unless otherwise specified in an order, Products shall be shipped F.O.B. Supplier's plant or warehouse (with Customer being responsible for arranging freight forwarding on their behalf),. All freight and other charges are for Customer account, and title and risk of loss or damage shall pass to Customer, upon Supplier's tender of the Products to the carrier. Although shipping and delivery dates are approximate and subject to confirmation, Supplier agrees to give Customer prompt notice of shipping delays where Supplier has reason to believe such delays will extend five (5) days beyond the projected shipping date. Prices exclude freight and Customer shall pay all sales, use, excise, VAT, GST, export and import taxes, assessments and similar fees imposed on the sale, transportation, delivery, storage or use of the Products. Customer shall make any necessary arrangements for importation of the Products into a country other than the United States, contained within the Territory.

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10. DISTRIBUTION RIGHTS: Supplier shall have the right, at its option, to enforce Territory or Market restrictions against Customer and Distributor. Supplier shall have the obligation to Customer to enforce territorial or customer restrictions against any and all of Supplier's distributors in said market.

11. CUSTOMER OBLIGATIONS: Customer shall use its best efforts to actively promote and continuously increase demand for and sales of the Products in the Territory and the Market. From time to time, Supplier and Distributor, after consultation with Customer, may establish non-binding sales goals or other performance criteria to be achieved by Customer In the event Customer fails to meet the performance criteria, Supplier shall have the right to modify the exclusivity provisions of the license described herein, but shall continue to make the Product available to Customer. Customer shall not directly or indirectly offer, sell or attempt to sell goods or products which are competitive with the Products in the Market in any part of the Territory. Customer shall not obtain the Products from any other person or entity other than Supplier, Distributor or a Supplier affiliated entity, and Customer shall not, directly or indirectly, be engaged in or have any interest in any person or entity which is engaged in the manufacture or distribution in the Territory of any goods or products which compete with the Products.

12. PRODUCT WARRANTIES:

         Except as specified herein, SUPPLIER EXPRESSLY DISCLAIMS, AND CUSTOMER HEREBY WAIVES, ANY LIABILITY OR RESPONSIBILITY FOR, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. Supplier warrants and represents that the Products will: (1) be of good quality and free of defects in material and workmanship; (2) strictly conform to the specifications provided to Customer; and (3) not infringe upon or violate any patent, copyright, trademark, trade name or any other right belonging to others.

Supplier further warrants and represents that it shall comply with all applicable federal, state, local and foreign laws, statutes, executive orders, licensing and/or permit requirements, governmental orders, rules and regulations (collectively referred to herein as "Laws"), as applicable, relating in any way to the manufacture and sale of the Products. A certificate of analysis by the Supplier will be sent with each and every shipment of Product to the Customer.

13. PROMOTIONAL MATERIALS:

         (a) Supplier shall provide Customer, at no additional cost, promotional, technical and safety bulletins and materials relating to the Products, in types and quantities determined appropriate by Supplier Unless Supplier agrees otherwise, all such materials shall be in the English language. Customer agrees to promote the product at its sole expense, including operational cost, marketing cost, promotional material and solicitation expense.

         (b) Supplier shall provide supplementary technical and commercial support, including technical training regarding the Products and their uses, at levels determined appropriate by Supplier, in support of Customer's promotional and sales efforts. If requested by Supplier, Customer shall pay travel and living expenses incurred by Supplier personnel in providing such support and training at locations other than Supplier's offices or plants in the United States.

14. RELATIONSHIP OF THE PARTIES: Customer shall be the Exclusive Licensee within the Territory, acting as an independent contractor, and neither Customer nor any employee, agent or subcontractor of Customer shall be considered an employee or agent of Supplier. No party hereto is authorized to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other or to bind the others in any manner or thing whatsoever.

15. ETHICAL BUSINESS PRACTICES: No party to this Agreement shall do anything which might, in any manner, jeopardize the goodwill or reputation of any other party to this Agreement or the reputation of the Products.

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16. TERMINATION:

         (a) If any party to this Agreement commits a material default under any of the terms and conditions of this Agreement and fails to cure such default within thirty (30) days after receipt of written notice from any other party to this Agreement specifying such default, the non-defaulting party may, in addition to and without prejudice to its other lawful rights and remedies, terminate this Agreement at any time after the expiration of such thirty (30) day period, provided, however, that if a non-monetary default is not reasonably curable within such period, and the defaulting party shall have diligently commenced to cure such default within such thirty (30) day period, the defaulting party shall have a reasonable time thereafter within which to complete the cure of such default.

         (b) Notwithstanding any other provision of this Agreement, at any time after the end of the second year of the Initial Term, any party hereto may terminate this Agreement for any reason or no reason, upon one hundred twenty
(120) days notice to the others.

         (c) The remedies reserved to Customer, Supplier or Distributor shall be cumulative and in addition to all other or further remedies provided by law. No waiver by either party of any breach, default or violation of any term, warranty, representation, agreement, covenant, condition or provision hereof shall constitute a waiver of any subsequent breach, default or violation of the same or other term, warranty, representation, agreement, covenant, condition or provision.

17. INDEMNITY:

         Supplier agrees to indemnify, defend, and hold Customer and Distributor harmless from and against any and all claims, actions, suits, liabilities, obligations, demands, damages, losses, costs, expenses, fees (including reasonable attorneys fees), fines, penalties, judgments and amounts paid in settlement that relate to: (a) a breach by Supplier of any applicable warranty and/or representation relating to the Products; (b) the manufacture, use or sale of the Products; (c) a breach by Supplier of its obligations as set forth in this Agreement; and/or (d) a claim by any third party that the Products violate the intellectual property or others rights of such third party.

         Customer agrees to indemnify, defend, hold Supplier and Distributor harmless from and against any and all claims, actions, suits, liabilities, obligations, demands, damages, losses, costs, expenses, fees (including reasonable attorneys fees), fines, penalties, judgments and amounts paid in settlement that relate to a breach by Customer of its obligations as set forth in this Agreement.

         Distributor agrees to indemnify, defend, hold Supplier and Customer harmless from and against any and all claims, actions, suits, liabilities, obligations, demands, damages, losses, costs, expenses, fees (including reasonable attorneys fees), fines, penalties, judgments and amounts paid in settlement that relate to a breach by Distributor of its obligations as set forth in this Agreement.

IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANOTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR LOST BUSINESS, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS BEING CONTEMPLATED HEREBY, REGARDLESS OF THE FORM OR NATURE OF THE ACTION.

18. INSURANCE: At all times during the term of this Agreement, Supplier and Distributor shall each procure and maintain insurance through an insurer reasonably acceptable to Customer, including coverage for comprehensive general liability insurance for products coverage, personal injury and property damage, with minimum liability coverage of Two Million Dollars ($2,000,000). Supplier and Distributor shall each provide Customer with a Certificate of Insurance and shall name Customer as an additional insured under such policy. The failure by either party to provide such Certificate of Insurance shall in no way relieve Supplier or Distributor of its duties to comply with its obligations to procure such insurance or act as a waiver by Customer to relieve either Supplier or Distributor of its obligations.

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19. FORCE MAJEURE: None of the parties shall be responsible for damages caused by any delay or failure to perform which is the result of an event of force majeure. Events of force majeure refer to events and occurrences which could not reasonably be avoided by the party failing to perform, including, but not limited to, accident, natural catastrophe, act of God, riot or civil commotion, enemy action, epidemic, explosion, fire, flood, insurrection, strike, lockout or other labor trouble or shortage, unavailability or shortage of material, equipment or transportation, war, or act, demand or requirement of the laws or regulations of any governmental authority. If there are Product shortages for any reason, Supplier may allocate the available supply of Product among itself, its affiliates and its customers, including Customer, on whatever basis it deems practical, provided, however, that Supplier shall give Customer prompt notice of such shortages.

20. NOTICES: All required notices shall be in writing, in the English language and sent by certified mail (return receipt requested), express mail service or hand delivery with all charges prepaid or by telecopy with receipt confirmed to the addresses set forth below, or to such other address as either party shall designate by notice given as provided in this Article 21, and shall be deemed effective on the date sent. If to Supplier:

NOVA BIOGENETICS INC.
8601 Dunwoody Place, Suite 338
Atlanta, GA 30350
Contact: Tim Moses
Telephone: 770-650-6508 Fax: 770-650-0411

If to Customer:

__________*__________
__________*__________
__________*__________
__________*__________
__________*__________

If to Distributor:

PALMER HOLLAND, INC.
25000 Country Club Blvd. Ste. 400
North Olmsted, OH 44070-5331
Contact: Mark Riemann
Telephone: 440-686-2300

21. GOVERNING LAW: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, U.S.A. without regard to conflict of law principles. Any disputes hereunder shall be settled by final and binding arbitration in Cleveland, Ohio, under the Commercial Arbitration Rules of the American Arbitration Association.

22. COMPLIANCE WITH LAWS: All parties to this Agreement shall, at all times, comply with all applicable International, National, State, provincial and local laws, rules and regulations, and all amendments thereto. Customer shall not resell, divert, transship, export or re-export any Product to any country or to any person or entity, except in accordance with applicable international, national, state, provincial and local laws, rules and regulations, including, but not limited to, the U.S. Export Administration Act and the regulations implementing such Act.

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23. ASSIGNMENT: The parties' respective rights and obligations under this
Agreement may not be assigned by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that any party hereto may assign this Agreement to an affiliate or subsidiary of such party without first obtaining the consent of the other parties.

24. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement among the parties regarding the supply of the Products and it may not be modified except by a written agreement signed by all parties.

25. SEVERABILITY: All provisions of this Agreement are intended to be severable. If any provision or restriction is held to be invalid or unenforceable in any respect, in whole or in part, such finding does not in any way affect the validity or enforceability of any other provision of this Agreement. Any invalid or unenforceable provision shall be deemed modified to be valid and enforceable to the greatest extent permitted under the applicable law.

26. COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute an agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first set forth above.



NOVA BIOGENETICS INC.                      ______________*______________


BY:__________________________________      BY:_________________*________________

NAME:________________________________      NAME:_______________*________________

TITLE:_______________________________      TITLE:______________*________________

DATE:________________________________      DATE:________________________________



PALMER HOLLAND


BY:__________________________________

NAME:________________________________

TITLE:_______________________________

DATE:________________________________



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                                    EXHIBIT A
                                    ---------


                                    PRODUCTS
                                    --------

                                Bioshield AM 500
 $__*__/lb in 275 gallon totes that will contain 2,250 lbs. of Product per tote


                                    TERRITORY
                                    ---------

                                  NORTH AMERICA

Supplier and Distributor acknowledge and agree that Customer shall have the right to distribute products outside of the Territory. In the event Supplier elects to grant an exclusive license to resell the Products in Latin America, Europe, Asia-Pacific or the Middle East regions, Customer shall have a right of first refusal on such exclusive license.




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